                                      Pilgrim Baxter & Associates, Ltd.
                                                Code of Ethics

Adopted:  March 22, 2000

                                                   Executive Summary

          This is a summary of the restrictions and reporting/certification requirements imposed on Access Persons by this
Code.  Capitalized terms are defined in Section II of the Code.  Do not rely on this summary as a complete statement of the restrictions and reporting/certification requirements.  Please refer to the appropriate Section of the Code for more complete information.

Restrictions on Access Persons (Section III of the Code):

o        Do not defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a Security.

o        Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

o        Do not acquire Beneficial Ownership of a Security as part of an Initial Public Offering

o        Do not profit from the Purchase and Sale or Sale and Purchase of Beneficial Ownership in the same Security within a
60 calendar day period.

o        Pre-clear every Purchase of Sale of Beneficial Ownership in a Limited Offering with the Limited Offering
Review Committee.

o        Do not accept any position with any company, partnership or other entity until approved by the Review
Officer.

o        Do not accept any Gift worth more than $100 from any person or entity doing business with Pilgrim Baxter until approved by the Review Officer.

o        Do not accept or consider any Gift when exercising fiduciary duties on behalf of a Client.

Reporting and Certification Requirements for Access Persons (Section V of the Code):

o        Submit duplicate Security Trade Confirmations and Account Statements to the Review Officer.

o        Submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person.

o        Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

o        Submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

o        Submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year end.

o        Immediately report any Beneficial Ownership of more than1/2of 1% of an entity's outstanding share to the Review Officer.

                                          Pilgrim Baxter & Associates, Ltd.
                                                    Code of Ethics

         This Code of Ethics has been adopted by the Board of Directors of Pilgrim Baxter & Associates, Ltd.
("Pilgrim Baxter") in accordance with Rule 17j-1(c) under the Investment Company Act of 1940, as amended (the "Act"), and the Recommendations of the Investment Company Institute Advisory Group on Personal Investing.  Rule 17j-1 under the Act prohibits persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent or manipulative practices in connection with the purchase or sale of securities held or to be acquired by those investment companies.

I.       Statement of General Principles

         As an investment adviser, Pilgrim Baxter owes its clients a fiduciary duty to act solely in their best interests.  As such, Pilgrim Baxter employees, officers and directors are required to conduct themselves in a manner that places the best interests of a client before their own.  While Pilgrim Baxter has complete confidence in the integrity and good faith of its employees, officers and directors, Pilgrim Baxter believes it is important to set forth, in writing, the general principles that should guide the daily conduct of all Pilgrim Baxter employees, officers and directors.  Pilgrim Baxter believes these general principles to be the following:

o        The best interests of Pilgrim Baxter's clients are paramount.  Therefore, all Pilgrim Baxter personnel must conduct themselves and their operations to give maximum effect to this tenet by always placing client interests before their own.

o        The personal securities transactions of Pilgrim Baxter personnel must be accomplished so as to avoid even the appearance of a conflict with client interests.

o        Pilgrim Baxter personnel must always avoid actions or activities that allow, or appear to allow, them to profit or benefit from their position with respect to clients, or that would otherwise bring into question their independence or judgment.

II.      Definitions

         Access Person(s) means every director, officer and employee of Pilgrim Baxter and any independent contractor or temporary employee who, because of their job responsibilities, has been deemed by the Review
         Officer to have access to information concerning the Purchase or Sale of a Security by Pilgrim Baxter on
         behalf of a Client.

         Beneficial Ownership means any direct or indirect pecuniary interest in or any direct or indirect influence or control over a Security or Limited Offering.  An example of influence or control is any voting or investment discretion.  In general, an Access Person will be considered the beneficial owner of any
         Security or Limited Offering held in the name of (i) a spouse or domestic partner, (ii) a minor child,
         (iii) a relative who resides in the Access Person's house, or (iv) any other person if the Access Person has direct or indirect influence or control over the Security or Limited Offering.  Overall, Beneficial
         Ownership will be determined in accordance with Section 16 of the Securities Exchange Act of 1934.

         Client means any investment company, or any of its portfolios, registered under the Act and any separately managed account for which Pilgrim Baxter acts as investment adviser or sub-adviser.

         Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of
         Section 13 or 15(d) of the Securities Exchange Act of 1934.

         Limited Offering(s) means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act of
         1933.  The term includes so-called private placements such as any investment limited partnership that is exempt from registration.

         Limited Offering Review Committee means the committee members identified in the Pre-Clearance Procedures and
         Conditions for Limited Offerings which are attached to this Code as Exhibit A.

         Personal Account means any Security or Limited Offering account in which an Access Person has Beneficial
         Ownership.  For example, a Personal Account would include any brokerage account maintained by an Access
         Person or the spouse of an Access Person at Merrill Lynch, Ameritrade or at any other discount or full service broker.

         Purchase or Sale includes, among other things, every direct or indirect acquisition or sale and the writing of an option to purchase or sell.

         Review Officer means the Chief Compliance Officer, or his/her designee.

`        Related Security means any Security whose value directly fluctuates as a result of a change in the value of a Security or Limited Offering.

         Security has the same meaning as that set forth in Section 2(a)(36) of the Act.  It includes such things as stocks, SPDRs and municipal bonds.  It does not include securities issued by the U.S. Government or its
                                                ----------------
         agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements and shares of registered open-end mutual funds.

         Security Universe means every Security then currently included in the official lists of securities held by a
         Client or appropriate for Client investment consideration that are compiled by Pilgrim Baxter's investment team.

III.     Restrictions on Access Persons

         Client Relations:
         -----------------

         o        Do not defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a
                  Security.

                           Access Persons are prohibited from directly or indirectly using any act, device, scheme, artifice, practice or course of conduct to defraud, mislead or manipulate any Client in connection with the Purchase or Sale of a Security.  Access Persons are also prohibited from making any untrue statement of material fact to any Client and from omitting to state a material fact necessary in order to make the statement made to any Client, under the circumstances, not misleading.

         Personal Transactions in a Security
         ------------------------------------

         o        Pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.

                           Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Security with the Review Officer.  There are 4 exceptions to this restriction.  See Section IV of the Code for more information, including the 4 exceptions to this restriction.

         o        Do not acquire Beneficial Ownership of a Security as part of an Initial Public Offering.

                           Access Persons are prohibited from directly or indirectly acquiring Beneficial Ownership in a Security as part of an Initial Public Offering by an issuer.

       o          Do not profit from the Purchase and Sale or Sale and Purchase of Beneficial Ownership in the same
                  Security within a 60 calendar day period.

                           Access Persons are prohibited from profiting from the Purchase and Sale or Sale and
                           Purchase of Beneficial Ownership in the same Security within a 60 calendar day period.

                           This restriction does not apply to the exercise or expiration of an option over which the
                           Access Person has no discretion.

                           As requested by an Access Person, the Review Officer may, in his discretion, grant other exceptions to this restriction on a case-by-case basis.

         Personal Transactions in a Limited Offering
         -------------------------------------------

o        Pre-clear every Purchase of Sale of Beneficial Ownership in a Limited Offering with the Limited Offering
              Review Committee.

                           Access Persons must pre-clear every Purchase or Sale of Beneficial Ownership in a Limited
                           Offering with the Limited Offering Review Committee. See Section IV of the Code for more information.

         Positions with a Company, Partnership or other Entity
         ------------------------------------------------------

o        Do not accept any position with any company, partnership or other entity until approved by the Review
              Officer.

                           Access Persons shall not accept a position as a director, trustee, general partner or officer of a public or private company or partnership until the Review Officer approves accepting the position.

                           In general, the Review Officer will approve the acceptance of these positions if they are consistent with Client interests.

         Gifts
         -----

o        Do not accept any Gift worth more than $100 from any person or entity doing business with Pilgrim Baxter until approved by the Review Officer.

                           Access Persons are prohibited from accepting any gift, favor, gratuity or other item
                           ("Gift") with a fair market value greater than $100 from any person or entity doing business with Pilgrim Baxter until the Review Officer approves the Gift.

                           A Gift does not include occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes.

o        Do not accept or consider any Gift when exercising fiduciary duties on behalf of a Client.

                           Access Persons are prohibited from accepting any Gift, allowing any member of their family to accept any Gift, and considering any Gift already received by them or their family when exercising their fiduciary duties on behalf of a Client.

IV.      Procedures for Pre-Clearing Personal Transactions

         Purchase or Sale of Beneficial Ownership in a Security
         ------------------------------------------------------

o        As stated in Section II of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial
              Ownership in a Security with the Review Officer.

o        This means that Access Persons must obtain prior written approval from the Review Officer before effecting
                                                    ----------------------                         ------
              any Purchase or Sale of a Security.

o        Exceptions:  This pre-clearance/approval process does not apply to the following:
         -----------

(a)      Purchase or Sale that is non-volitional on the part of the Access Person, including a purchase or sale upon the exercise of puts or calls written by the Access Person and sales from a margin account, pursuant to a bona fide margin call;
(b)      Purchase that is part of an automatic dividend reinvestment plan;
(c)      Purchase effected upon the exercise of rights issued by an issuer pro rata to all holders of the Security, to the extent such rights were acquired from the issuer and sales of such rights so acquired;
                      and
(d)      An acquisition of a Security through a gift or bequest

o        Pre-Clearance requests for the Purchase or Sale of a Security must be submitted on a Pre-Authorization
              Personal Securities Transaction form located at s:\common\code\PBA Reports\Codeauth1.

o        The Review Officer will notify Access Persons whether their pre-clearance request is approved or denied.

o        Pre-Clearance approval by the Review Officer is valid for only two (2) business days.  Any Purchase or Sale of a Security not completed within this period must be pre-cleared again before effected.

o        If the Security is not currently in the Security Universe, the Review Officer will consult with the Chief
              Investment Officer to determine if the Security should be included in the Security Universe, or in his absence that individual designated to make such determination.

o        The Review Officer may approve the Purchase or Sale of a Security which appears upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Client and with respect to a Client that is a registered investment company, is in accordance with Rule 17j-1 under the Act.

                  Note: These transactions would normally include (a) the Purchase or Sale of a Security not in the
                  ----
                  Security Universe and (b) the Purchase or Sale of up to 1,000 shares of a Security in the Security
                  Universe if (i) the issuer has a market capitalization of over $1 billion and (ii) that Security is not then currently on the trading blotter.

o        The Review Officer reports every Purchase and Sale of a Security in the Security Universe by an Access
              Person to the Board of Directors of the PBHG Family of Funds.

         Purchase or Sale of Beneficial Ownership in a Limited Offering
         --------------------------------------------------------------

o        As stated in Section III of this Code, Access Persons must pre-clear every Purchase or Sale of Beneficial
              Ownership in a Limited Offering with the Limited Offering Review Committee.

o        This means that Access Persons must obtain prior written approval from the Limited Offering Review Committee
                                                    ----------------------
              before effecting any Purchase or Sale of Beneficial Ownership in a Limited Offering.
              ------

o        This pre-clearance/approval process is governed by the Pre-Clearance Procedures and Conditions for Limited
              Offerings, which are attached to this Code as Exhibit A.

                  Note: These Pre-Clearance Procedures and Conditions also impose additional restrictions on an
                  ------
                          Access Person after a Limited Offering has been acquired.

o        Access Persons must submit a Certificate of Representation with their pre-clearance request.  This
              Certificate is located at s:\common\code\PBA Reports\Limited Offering Pre-auth.

V.       Reporting and Certification Requirements for Access Persons

o        Submit duplicate Security Trade Confirmations and Account Statements to the Review Officer.

                  Access Persons must direct each broker, dealer and bank that places a Purchase or Sale of a
                  Security on behalf of the Access Person to send a duplicate copy of the trade confirmation to the
                  Review Officer.

                  Access Persons also must direct each broker, dealer and bank at which a Security is held in an account for the direct or indirect benefit of the Access Person to send a duplicate account statement to the Review Officer.

                  A sample letter instructing the broker, dealer or bank to send duplicate trade confirmations and account statements may be obtained from the Review Officer.

                  Access Persons may comply with the duplicate trade confirmation/account statement requirement by directly providing the Review Officer with a copy of every such trade confirmation and account statement.

o        Submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person.

                  Access Persons must submit a signed and dated Initial Holdings Report to the Review Officer no later than 10 days after becoming an Access Person under this Code.

                  The Initial Holdings Report is located at s:\common\code\PBA Reports\Codeinit.

                  The Initial Holding Report must contain the following information, as of the date the individual became an Access Person:

(a)      the title, number of shares and principal amount of every Security and Limited Offering in which the Access
                           Person has Beneficial Ownership;
(b)      the account name and number of every Personal Account and the name of the broker, dealer or bank where the
                           Personal Account is maintained and
(c)      the date the Report is submitted to the Review Officer.

                           Notes:   In providing this information, Access Persons may cross reference any trade
                           -----
                                    confirmations and account statements submitted to the Review Officer.

                                    If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect on the Initial Holdings Report.

                  The Initial Holdings Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security or Limited
                  Offering listed in the report.

o        Submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

                  Access Persons must submit a signed and dated Quarterly Transaction Report to the Review Officer no later than 10 days after the end of each calendar quarter.

                  The Quarterly Transaction Report is located at s:\common\code\PBA Reports\Codeqtr.

                  The Quarterly Transaction Report must contain the following information:

(a)      for every Purchase or Sale of Beneficial Ownership in a Security or Limited Offering placed during the quarter:

(i)      the date of the Purchase or Sale, the title, interest rate and maturity date (if applicable), number of shares and principal amount of the Security or Limited Offering;
(ii)     the nature of the Purchase or Sale (i.e., purchase, sale or other type of acquisition  or disposition);
(iii)    the price at which the Purchase or Sale of a Security or Limited Offering was placed;
(iv)     the name of the broker, dealer or bank with or through which the Purchase or Sale was placed, including the account name and number of the Personal Account and
(v)      the date the Report is submitted to the Review Officer.

(b)      For every Personal Account opened during the quarter:
(i)      the name of the broker, dealer or bank with whom the Personal Account was opened;
(ii)     the account name and number of the Personal Account;
(iii)    the date the Personal Account was opened and
(iv)     the date the Report is submitted to the Review Officer.

                         Notes:     In providing this information, Access Persons may cross reference any trade
                         ------
                                    confirmations and account statements submitted to the Review Officer.

                                    If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect on the Quarterly Transaction Report.

                  The Quarterly Transaction Report may contain a statement that the report will not be construed as an admission by the Access Person that he has any Beneficial Ownership in any Security or Limited
                  Offering listed in the report.

o        Submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

                  Access Persons must submit a signed and dated Annual Holdings Report to the Review Officer no later than 30 days after the calendar year end.

                  The Annual Holdings Report is located at s:\common\code\PBA Reports\Codeannl.

                  The Annual Holdings Report must contain the following information, as of a date no more than 30 days before the report is submitted:

(a)      the title, number of shares and principal amount of every Security and Limited Offering in which the Access
                         Person has Beneficial Ownership;
(b)      the account name and number of every Personal Account and the name of any broker, dealer or bank where every
                         Personal Account is maintained and
(c)      the date the Report is submitted to the Review Officer.

                         Notes:     In providing this information, Access Persons may cross reference any trade
                         -----
                                    confirmations and account statements submitted to the Review Officer.

                                    If there is no Security, Limited Offering or Personal Account information to report, check the boxes to that effect of the Annual Holdings Report.

o        Submit a signed and dated Annual Certification to the Review Officer no later than 30 days after the calendar year-end.

                  Access  Persons must submit a signed and dated Annual  Certification  to the Review  Officer no later than 30 days after the calendar year end.

                  The Annual  Certification  is  included  as part of the Annual  Holdings  Report  which is located at
                  s:\common\code\PBA Reports\Codeannl.

                  In the Annual Certification, Access Persons must certify that they:
(a)      have read and understand this Code;
(b)      are subject to this Code;
(c)      will comply with this Code during the upcoming year; and
(d)      have complied with all the Code reporting requirements to which they were subject during the past year.

o        Immediately report any Beneficial Ownership of more than1/2of 1% of an entity's outstanding shares to the
              Review Officer.

                  Access Persons whose Beneficial Ownership in an entity becomes more than1/2of 1% of that entity's outstanding shares (whether publicly-traded or not) immediately report the following to the Review
                  Officer: (a) the name of the entity; (b) the total number of shares in which the Access Person has direct Beneficial Ownership and (c) the total number of shares in which the Access Person has indirect Beneficial Ownership.

VI.      Review and Enforcement Procedures

o        The Review Officer maintains a list of all Access Persons subject to the reporting requirements of Section V and notifies all Access Persons of their specific reporting requirements.

o        The Review Officer reviews every trade confirmation, account statement and report submitted by Access
              Persons pursuant to Section V.

o        If the Review Officer determines that an Access Person may have violated this Code, he may request the
              Access Person to submit additional information.  The Review Officer's determination and all additional information provided by the Access Person are then submitted to a senior officer of Pilgrim Baxter for further review.

o        A senior officer of Pilgrim Baxter reviews every trade confirmation, account statement and report submitted by the Review Officer pursuant to Section V and determines whether the Review Officer may have violated this Code.

o        Access Persons who violate this Code may be subject to sanctions, including one or more of the following:

(a)      a letter of censure
(b)      suspension or termination of employment
(c)      a fine
(d)      restrictions on future personal transactions in a Security or Limited Offering
(e)      reversal of the Purchase or Sale
(f)      referral to regulatory or law enforcement agencies
(g)      disgorgement of profits

o        The following factors may be considered in determining the appropriateness of any sanction:

(a)      harm to any Client
(b)      frequency of occurrence
(c)      degree of conflict with Client interests
(d)      evidence of willful or reckless disregard of the Code requirements
(e)      honest and timely cooperation from the Access Person

VII.     Records Maintained by Pilgrim Baxter

         In accordance with Rule 17j-1(f), Pilgrim Baxter maintains the following records in an easily accessible place and makes them available for examination by the Securities and Exchange Commission:

o        A copy of every Pilgrim Baxter Code of Ethics in effect during the past six years.
o        A record of every Pilgrim Baxter Code of Ethics violation that occurred during the last six years and a record of any action taken as a result of that violation.
o        A copy of every trade confirmation, account statement and report submitted by Access Persons under Section V during the past six years.
o        A record of every person who is, or within the last six years has been, an Access Person under this Code.
o        A record of every person who is, or within the last six years has been a Review Officer and his/her designee.
o        Effective February 1, 2000, a record of every person who is, or within the last six years has been, a member of the Limited Offering Review Committee.
o        A copy of every written report Pilgrim Baxter has furnished as investment adviser or sub-adviser in accordance with Rule 17j-1(c)(2)(ii) to the board of directors of an investment company registered under the Investment Company Act of 1940 during the last six years.
o        Effective February 1, 2000, a record of any decision by the Limited Offering Review Committee, and the reasons supporting the decision, to approve the acquisition or sale of a Limited Offering by an Access
              Person.  This record will be kept for five years after the end of the fiscal year in which the approval is granted.

VIII.    Miscellaneous

o        Pilgrim Baxter will use its best efforts to ensure that all information provided by an Access Person pursuant to this Code will be treated as personal and confidential.  However, every Access Person should know that all such information will be available for inspection by appropriate regulatory agencies and other parties within and outside of Pilgrim Baxter as are necessary to evaluate compliance with or sanctions under this Code.

o        Upon request, the Review Officer will prepare a report to Pilgrim Baxter's Board of Directors discussing the operation of this Code and whether any changes or modifications to the Code are necessary.

o        Upon request, the Review Officer will certify that Pilgrim Baxter has adopted procedures reasonably necessary to prevent its Access Persons form violating this Code.

                                                                                                              Exhibit A
                                                                                                              ---------

                                                     PRE-CLEARANCE
                                               PROCEDURES AND CONDITIONS
                                                 FOR LIMITED OFFERINGS

         These Procedures and Conditions govern the Purchase or Sale of Beneficial Ownership in a Limited Offering by
an Access Person, as set forth in Section III of the Code of Ethics.  Capitalized terms not defined in these
Procedures and Conditions have the same definition as they do in the Code of Ethics.

1.       Pre-Clearance Required.  As required by the Code of Ethics, every Access Person must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acquiring or selling any
     Beneficial Ownership in a Limited Offering.

2.       Limited Offering Review Committee.

a.       The Limited Offering Pre-Clearance Review Committee (the "Review Committee") consists of the following persons: the Chairman, the CIO, a member of the Executive Committee and the Review Officer.

b.       If a member of the Review  Committee is the Access Person  seeking  pre-clearance  approval,  that member will recuse  him/herself  from the Review  Committee and will only be considered an Access Person for purposes of the pre-clearance approval process.

3.   Pre-Clearance Approval Process.

a.       The Review Committee reviews each pre-clearance approval request on a case-by-case basis.

b.       Before pre-clearance approval may be granted, among other things,
(i)      the Access Person and the Review Committee must determine that the Limited Offering is not appropriate for any Client;
(ii)     the Access Person must demonstrate he/she would be a passive investor and  would own less than 5% of the entity after acquiring the Limited Offering; and
(iii)    the Review Committee must determine that no Client owns a Related Security.

4.       Conflict of Interest Potential.

a.       In General.  Pilgrim Baxter recognizes that the acquisition of Beneficial Ownership in a Limited Offering by an Access Person may create a conflict of interest.  Therefore, in determining whether to approve an
              Access Person's request, the Review Committee considers, among other things, the likelihood that a conflict of interest may arise, whether Client interests may be protected and whether that conflict may cause Pilgrim Baxter to violate its fiduciary duties to a Client.

b.       Brokerage Allocation.  Pilgrim Baxter recognizes that the source of the opportunity to acquire a Limited
              Offering may present a potential conflict of interest.  Pilgrim Baxter believes that inappropriate quid pro quo arrangements are unlikely to arise because its brokerage allocation is the exclusive province of
              Pilgrim Baxter's trading department.  Nonetheless, before granting pre-clearance approval to an Access
              Person, the Review Committee must determine that there is no reasonable expectation that a material conflict of interest will develop if the opportunity for the Access Person to acquire a Limited Offering came from a broker with whom Pilgrim Baxter does business.  The CEO or his designee will periodically monitor Pilgrim Baxter's brokerage allocation to assure that (i) no material conflict actually exists and (ii) that no appearance of impropriety exists in connection with Pilgrim Baxter's brokerage allocation and past sources of Limited Offering investment opportunities.  In addition, Pilgrim Baxter's traders are prohibited from directly or indirectly acquiring beneficial ownership in a Limited Offering sourced from or through a broker with whom Pilgrim Baxter does business or with whom Pilgrim Baxter has a reasonable likelihood of doing business in the future.

5.       Limited Offering Memorandum.  The Access Person must supply the Review Committee with a copy of the Offering
         Memorandum for the Limited Offering at the time the Access Person submits his/her pre-clearance approval request.

6.       Certificate of Representation By Access Person.  The Access Person must execute a certificate of representation which certifies: (a) his/her obligations under the  Code of Ethics; (b) the restrictions imposed upon him/her in connection with an acquisition of Beneficial Ownership in a Limited Offering and (c)
         the accuracy of any statements or representations made by him/her in connection with the pre-clearance approval process.  This certificate is located at s:\common\code\PBA Reports\Limited Offering Pre-auth.

7.       Restrictions After Acquiring a Limited Offering.

a.       The Access Person may not be a selling shareholder in the Initial Public Offering or any subsequent unwritten offering by the entity.

b.       Access Person must hold the Limited Offering for the longer of (i) the holding period which would be applicable pursuant to Rule 144 or (ii) 12 months.  However, if no Client participates in the Initial
              Public Offering of the entity and the entity is not in the Security Universe, the Access Person may
              petition the Review Committee for relief from this mandatory holding period.

8.       Restricted Entities.  The Review Committee will establish a list of entities in which Access Persons have acquired a Limited Offering.  This list will periodically be compared to Pilgrim Baxter's trading records.